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AGREEMENT

WHEREAS, Makepeace Capital Corp. hereafter the "Corporation", is in the process of registering a portion of its securities for sale to the public;

WHEREAS, an officer and director, an entity controlled by an officer and director and a principal shareholder of the Corporation are listed as Selling Securityholders in the registration statement; and

WHEREAS, the Corporation, these individuals and the entities wish to avoid any conflicts of interest regarding the public offering

IT IS HEREBY AGREED the above individuals and entity agree not to sell the
warrants during the offering period.   The offering period consists of the
primary offering by the Company and the secondary offering by the selling shareholders. After the offering period, in the event the shareholder exercises any warrants, the stock issued to the shareholder pursuant to the exercise shall be locked in and restricted from trading for a period of one
year.   A notice is to be placed on the face of  each stock certificate covered by the terms of the Agreement stating that the transfer of the stock evidenced by the certificate is restricted until twelve (12) months from the
date of issuance.   The shareholders also agree not to sell or otherwise
transfer their interest in the warrants except to an  underwriter or other
market makers in the stock once a market is  established.   The shareholders
further agree that the total value in cash, or other consideration, paid by the buyer to the seller shall not exceed $.01 per warrant.

Agreed to this 16th day of November, 1998

      Makepeace Capital Corp.


By:   /s/ W. Ross C. Corace
      ----------------------------
      W. Ross C. Corace, President


      /s/ Geneva Corace
      ----------------------------
      Geneva Corace, individually



      Meadow Run Farms, Inc.

By:   /s/W. Ross C. Corace
      -----------------------------
       W. Ross C. Corace, President